UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 27, 2015

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 27, 2015, Acorda Therapeutics, Inc. (the “Company”), Neuronex, Inc. (“Neuronex”) and Moise A. Khayrallah, as the “Stockholders’ Representative,” entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 15, 2012, among the Company, one of its wholly-owned subsidiaries, Neuronex, and the Stockholders’ Representative.

Pursuant to the Merger Agreement, in December 2012 the Company acquired Neuronex and its development program for Diazepam Nasal Spray (branded as Plumiaz by the Company).  Plumiaz is a proprietary nasal spray formulation of diazepam that the Company is developing as a treatment for people with epilepsy who experience seizure clusters, also known as acute repetitive seizures.  Pursuant to the Amendment, the Stockholders’ Representative, on behalf of the former Neuronex equity holders, agreed to certain modifications to the Company’s future contingent payment obligations regarding the development and potential commercialization of Plumiaz, described below.  In consideration of those modifications, pursuant to the Amendment the Company has agreed to pay the former Neuronex equity holders $8,750,000.

Under the Merger Agreement, the former equity holders of Neuronex will be entitled to receive payments from the Company, in addition to payments the Company has already made under the Merger Agreement, upon the achievement of specified regulatory, manufacturing-related, and sales milestones with respect to Diazepam Nasal Spray products (Plumiaz).  Pursuant to the Merger Agreement as amended by the Amendment, the Company is obligated to pay (i) up to $3 million in specified regulatory and manufacturing-related milestone payments, a reduction from up to $18 million in such payments that were originally specified in the Merger Agreement, and (ii) up to $100 million upon the achievement of specified sales milestones, a reduction from up to $105 million in such payments that were originally specified in the Merger Agreement.

Under the Merger Agreement, the former equity holders of Neuronex will also be entitled to receive tiered royalty-like earnout payments on worldwide net sales of Diazepam Nasal Spray products (Plumiaz), if any.  The rates for these payments pursuant to the Merger Agreement originally ranged from the upper single digits to lower double digits, but were modified pursuant to the Amendment and now range from the mid single digits to mid double digits.  These payments are payable on a country-by-country basis until the earlier to occur of  ten (10) years after the first commercial sale of a product in such country and the entry of generic competition in such country as defined in the Merger Agreement.

Neuronex, the Company's wholly-owned subsidiary since the acquisition, licenses patent, patent application, other intellectual property and other rights relating to Diazepam Nasal Spray products from SK Biopharmaceuticals Co., Ltd., or SK.  Neuronex has milestone and royalty payment obligations under the SK license that are separate from the Company’s payment obligations described above under the Merger Agreement, as amended.

Item 2.02                      Results of Operations and Financial Condition

On July 30, 2015, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2015.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 2.02.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

July 30, 2015	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 30, 2015